Exhibit 99.1

Event Notice
Dated April 24, 2015

Issuer:	SLM Private Credit Student Loan Trust 2003-A

Depositor:	Navient Credit Funding, LLC

Notes to which
this Event Notice relates:	Auction Rate Class A-3 Notes (the “Class A-3 Notes”)

CUSIP Numbers:	Class A-3 Notes: 78443C AJ3

Event Reported:	Sell order by existing holder of $950,000 aggregate principal amount of Class A-3 Notes in auction

Sell order to be placed by existing holder of $950,000 aggregate principal amount of Class A-3 Notes in auction

For the auction for the Class A-3 Notes occurring on April 29, 2015, Navient Solutions, Inc., as administrator of, and on behalf of, the SLM Private Credit Student Loan ABS Repackaging Trust 2013-R1 (the “R-1 Trust”), which R-1 Trust is the existing holder of $950,000 aggregate principal amount of Class A-3 Notes, intends to submit a Sell Order on behalf of the R-1 Trust for the entire aggregate principal amount of Class A-3 Notes that the R-1 Trust currently holds.

Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Issuer’s indenture, dated as of March 1, 2003.

The information contained in this Event Notice has been submitted by the Administrator to report certain events and future plans of the R-1 Trust with respect to the Notes. Nothing contained in this Event Notice is, or should be construed as, a representation by the Administrator that the information included in this Event Notice constitutes all of the information that may be material to a decision to invest in, hold or dispose of any of the securities listed above, or any other securities of the Issuer.

For additional information, contact:
Mark Rein
Navient Solutions, Inc.
Vice President, Corporate Finance
2001 Edmund Halley Dr.
Reston, VA 20191
Phone: 703-984-5679
Email: Mark.Rein@navient.com